Exhibit 23.2

Commerce & Finance Law Offices

714 Huapu International Plaza 19 Chaowai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100020

Tel: 8610-65802255 Fax: 8610-65802538, 65802678, 65802679, 65802203

E-mail Add: beijing@tongshang.com Website: www.tongshang.com.cn

September 10, 2004

TOM Online Inc.

8th Floor, Tower W3, Oriental Plaza

No. 1 Dong Chang An Avenue

Beijing, China 100738

Re:	TOM Online Inc.

Dear Sirs/Madams,

We have acted as legal advisors as to the People’s Republic of China law to TOM Online Inc., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form F-1 initially filed with the U.S. Securities and Exchange Commission on February 13, 2004 (together with any amendments thereto, the “Form F-1”) relating to American depositary shares (“ADSs”).

We hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-8 relating to the Pre-IPO Share Option Plan and the Share Option Scheme (together with any amendments thereto, the “Form S-8”) of the Form F-1, including all references to our firm under the headings “Risk Factors,” “Our Corporate Structure,” “Regulation,” “Legal Matters,” and “Enforceability of Civil Liabilities,” and elsewhere in the prospectus included in the Form F-1. In addition, we give consent to the inclusion of our opinions filed as exhibits to the Form F-1 and quotation or summarization of our opinion under the headings “Risk Factors,” “Our Corporate Structure,” “Regulation,” “Legal Matters,” and “Enforceability of Civil Liabilities,” and elsewhere in the prospectus included in the Form F-1. We also consent to the filing of this letter with the U.S. Securities and Exchange Commission as an exhibit to the Form S-8.

In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices